SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


                       Date of Report
                       (Date of earliest
                       event reported):        July 20, 2001


                        Capitol Transamerica Corporation
  ----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Wisconsin                      0-2047                        39-1052658
---------------            --------------------                 ----------
(State or other              (Commission File                 (IRS Employer
jurisdiction of                   Number)                  Identification No.)
incorporation)


              4610 University Avenue, Madison, Wisconsin 73705-0900
    -------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (608) 231-4450
                         (Registrant's telephone number)

Item 5.  Other Events.
------   ------------

         As was previously reported on Capitol Transamerica Corporation's Current Report on Form 8-K, dated July 20, 2001, Capitol Transamerica Corporation, a Wisconsin corporation (the "Company"), and Alleghany Corporation, a Delaware corporation ("Alleghany"), announced on July 20, 2001 that they had entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 20, 2001, providing for the merger (the "Merger") of ABC Acquisition Corp., a Wisconsin corporation and wholly-owned subsidiary of Alleghany ("Acquisition Corp."), with and into the Company. If the merger is completed, the Company will become a wholly-owned subsidiary of Alleghany and the holders of the common stock of the Company will be entitled to receive $16.50 in cash for each share of common stock. Consummation of the Merger is subject to satisfaction or waiver of conditions set forth in the Merger Agreement, including, without limitation, approval of the Merger at a meeting of the Company's shareholders by holders of two-thirds of the outstanding shares of common stock and certain regulatory approvals.

         On July 20, 2001, each of Joel and Rhonda Fait, Robert and Judith Fait, Frank and Diane Zillner and Virgiline Schulte, the Company's corporate secretary, entered into a voting agreement with Alleghany and Acquisition Corp. pursuant to which they agreed to vote an aggregate of 1,237,533 shares of the Company's common stock "FOR" approval of the Merger Agreement. George Fait, the Company's chief executive officer and chairman of the board of directors, also entered into a voting agreement, under which he agreed to vote 941,597 shares of the 1,736,916 shares of the Company's common stock that he beneficially owns "FOR" approval of the Merger Agreement. Accordingly, in the aggregate, approximately 2,179,130 shares of the Company's common stock, or 19.9% of the Company's outstanding shares of common stock, are subject to the terms of these voting agreements. Each of the voting agreements contains standard representations and warranties on behalf of the shareholder. Each shareholder agrees not to transfer or otherwise dispose of his or her shares prior to the termination of the voting agreement, except in certain limited circumstances. Each voting agreement terminates upon the earlier of the completion of the Merger or the termination of the Merger Agreement according to its terms. A copy of the form of Voting Agreement that each of these persons other than George Fait executed is attached hereto as Exhibit 99.1 and is incorporated by reference herein. George Fait executed a similar form of Voting Agreement, except that his agreement related only to 941,597 shares of the Company's common stock.

         The above summary of the Merger Agreement is qualified by reference to the terms of the Merger Agreement. A copy of the Merger Agreement was attached to the Company's Form 8-K, dated July 20, 2001, previously filed with the Securities and Exchange Commission on July 23, 2001 as Exhibit 2.1. A copy of the press release announcing the Merger was attached to the Company's Form 8-K, dated July 20, 2001, previously filed with the Securities and Exchange Commission on July 23, 2001 as Exhibit 99.1.


Item 7.  Financial Statements and Exhibits.
------   ---------------------------------

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Exhibits. The following exhibits are being filed herewith:

                  99.1     Form of Voting Agreement, dated July 20, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CAPITOL TRANSAMERICA CORPORATION



Date:  November 14, 2001                  By:  /s/ George A. Fait
                                             -----------------------------------
                                             George A. Fait
                                             Chairman of the Board and President

                        CAPITOL TRANSAMERICA CORPORATION

                   Exhibit Index to Current Report on Form 8-K
                               Dated July 20, 2001


Exhibit
Number

99.1      Form of Voting Agreement, dated July 20, 2001.